Exhibit 99.1

News Release - May 2, 2013

CubeSmart Reports First Quarter 2013 Results; Same-Store NOI Increases 7.6%;

FFO per Share Grows 25%

WAYNE, PA — (MARKET WIRE) — May 2, 2013 — CubeSmart (NYSE: CUBE) today announced its operating results for the three months ended March 31, 2013.

“We have maintained the operational momentum that we experienced throughout 2012 and have produced very significant year-over-year gains in occupancy and revenue,” commented CubeSmart Chief Executive Officer Dean Jernigan.  “We are clearly seeing signs of increased demand across the self-storage sector and are benefiting disproportionately due to our robust operating platform.”

Key Highlights for the Quarter

•                  Reported funds from operations (“FFO”) per share, as adjusted, of $0.20, representing a year-over-year increase of 25%.

•                  Increased same-store (328 facilities) net operating income (“NOI”) 7.6% year over year, driven by 6.8% revenue growth and a 5.4% increase in property operating expenses.

•                  Gained 640 basis points year over year in period ending same-store occupancy, up from 79.3% at March 31, 2012 to 85.7% at March 31, 2013.

•                  Closed on one property acquisition in Phoenix, AZ for $6.9 million.

•                  Closed on dispositions totaling $11.4 million, including four assets in the Houston, TX market and one in Indianapolis, IN.

Funds from Operations

FFO, as adjusted, was $27.5 million for the first quarter of 2013, compared with $20.5 million for the first quarter of 2012.  FFO per share, as adjusted, increased 25% to $0.20 for the first quarter of 2013, compared with $0.16 for the same period last year.

“Strong operational and financial performance continues to be driven by occupancy gains across our same-store portfolio,” noted Christopher Marr, President, Chief Operating Officer, and Chief Investment Officer.  “Notably, we posted sequential same-store occupancy gains of 90 basis points during what is typically a seasonally slow first quarter, contributing to an expanded year-over-year gain of 640 basis points.  Meanwhile, our pipeline of external growth opportunities remains steady, and we continue to maintain a measured and disciplined investment approach.”

Investment Activity

The Company acquired one asset located in the Phoenix, AZ market for $6.9 million during the three months ended March 31, 2013.  On the disposition front during the quarter, the Company sold five assets for total proceeds of $11.4 million.  The facilities are located in the Houston, TX and Indianapolis, IN markets.  The Indianapolis disposition completes the Company’s exit from that market.

First Quarter 2013	Page 1

Third-Party Management

During the quarter, the Company was awarded nine new management contracts.  At March 31, 2013, the Company managed 140 properties totaling 8.5 million square feet.

Same-Store Results

The Company’s same-store portfolio at March 31, 2013 represented 328 facilities containing approximately 21.8 million rentable square feet and included approximately 86.4% of the aggregate rentable square feet of the Company’s 377 owned facilities.  These same-store facilities represented approximately 81.3% of property net operating income for the quarter ended March 31, 2013.

Same-store physical occupancy at period end for the first quarter of 2013 was 85.7%, compared with 79.3% for the same quarter of last year.  Same-store net rental income for the first quarter of 2013 increased 5.4%, same-store total revenues increased 6.8%, and same-store operating expenses increased 5.4% from the same quarter in 2012.  Same-store net operating income increased 7.6%, as compared with the same period in 2012.

Operating Results

Total revenues increased $14.3 million and total property operating expenses increased $4.9 million in the first quarter of 2013, as compared with the same period in 2012.  Increases in total revenues are primarily attributable to increased occupancy levels in the same-store portfolio and revenues generated from property acquisitions.  Increases in total property operating expenses are attributable to the impact of newly acquired properties and an increase in same-store expenses that was impacted by snow removal costs in the 2013 period compared to minimal levels of such costs in 2012.

Interest expense increased from $9.3 million during the three months ended March 31, 2012 to $10.4 million during the three months ended March 31, 2013, an increase of $1.1 million.  The increase is primarily attributable to a higher amount of outstanding debt in the 2013 period to fund a portion of the Company’s growth, offset by a decrease in the effective interest rate.

The Company’s first quarter results include operating income of $0.2 million from discontinued operations and $0.2 million of gains on disposition of discontinued operations related to the sale of five properties during the quarter.

The Company reported a net loss attributable to the Company’s common shareholders of $1.9 million, or $0.01 per common share, in the first quarter of 2013, compared with a net loss attributable to the Company’s common shareholders of $5.3 million, or $0.04 per common share, in the first quarter of 2012.

The Company’s 377 owned facilities, containing 25.2 million rentable square feet, had a physical occupancy of 85.4% at March 31, 2013.

First Quarter 2013	Page 2

“At-The-Market” Equity Program

During the quarter, the Company sold 0.1 million common shares of beneficial interest through its “at-the-market” equity program at an average sales price of $15.30 per share, resulting in net proceeds of $1.5 million.  At March 31, 2013, the Company had 3.8 million shares available for sale under the existing Sales Agreement.

Quarterly Dividend

On February 21, 2013, the Company declared a dividend of $0.11 per common share.  The dividend was paid on April 15, 2013 to common shareholders of record on April 1, 2013.

Also on February 21, 2013, the Company declared a dividend of $0.484375 for the 7.75% Series A Cumulative Redeemable Preferred Shares.  The dividend was paid on April 15, 2013 to holders of record on April 1, 2013.

2013 Financial Outlook

“Due primarily to robust same-store performance year to date, we are raising our full-year same-store revenue and net operating income guidance ranges, as well as the bottom end of our FFO guidance,”  noted Chief Financial Officer Tim Martin.  “From a balance sheet perspective, we remain well-positioned to support our strategic growth objectives.”

The Company is adjusting its previously issued estimates as well as underlying assumptions, and now expects that its fully diluted FFO per share for 2013 will be between $0.81 and $0.86 (previously between $0.80 and $0.86), and that its fully diluted earnings per share for the period will be between $0.00 and $0.05.  The Company’s estimate is based on the following key assumptions:

•                  For 2013, a same-store pool consisting of 328 assets totaling 21.8 million square feet

•                  Same-store net operating income (“NOI”) growth of 5.75% to 6.75% over 2012 (previously 5.0% to 6.0%), driven by revenue growth of 5.5% to 6.0% (previously 4.75% to 5.25%) and expense growth of 4.0% to 5.0% (previously 3.5% to 4.5%)

•                  General and administrative expenses of approximately $29.0 million to $30.0 million

Due to uncertainty related to the timing and terms of transactions, the impact of anticipated investment activity is excluded from guidance.  For 2013, the Company is targeting $75 million to $125 million of acquisitions and $20 million to $40 million of dispositions.

2013 Full Year Guidance	Range or Value
Earnings per diluted share allocated to common shareholders	$0.00	to	$0.05
Plus: real estate depreciation and amortization	0.81		0.81
FFO per diluted share	$0.81	to	$0.86

The Company estimates that its fully diluted FFO per share for the quarter ending June 30, 2013 will be between $0.21 and $0.22, and that its fully diluted earnings per share for the period will be between $0.00 and $0.01.

First Quarter 2013	Page 3

2nd Quarter 2013 Guidance	Range or Value
Earnings per diluted share allocated to common shareholders	$0.00	to	$0.01
Plus: real estate depreciation and amortization	0.21		0.21
FFO per diluted share	$0.21	to	$0.22

Conference Call

Management will host a conference call at 11:00 a.m. ET on Friday, May 3, 2013 to discuss financial results for the three months ended March 31, 2013.

A live webcast of the conference call will be available online from the investor relations page of the Company’s corporate website at www.CubeSmart.com.  The dial-in numbers are 1-888-317-6016 for domestic callers, +1-412-317-6016 for international callers and 1-855-669-9657 for callers in Canada.  After the live webcast, the call will remain available on CubeSmart’s website for 30 days.  In addition, a telephonic replay of the call will be available through June 2, 2013. The replay dial-in number is 1-877-344-7529 for domestic callers and +1-412-317-0088 for international callers. The conference number for both is 10027714.

Supplemental operating and financial data as of March 31, 2013 is available on the Company’s corporate website under Investor Relations - Financial Information - Financial Reports.

About CubeSmart

CubeSmart is a self-administered and self-managed real estate investment trust.  The Company’s self-storage facilities are designed to offer affordable, easily accessible and secure storage space for residential and commercial customers.  According to the 2012 Self-Storage Almanac, CubeSmart is one of the top four owners and operators of self-storage facilities in the United States.

Non-GAAP Performance Measurements

Funds from operations (“FFO”) is a widely used performance measure for real estate companies and is provided here as a supplemental measure of operating performance.  The April 2002 National Policy Bulletin of the National Association of Real Estate Investment Trusts (the “White Paper”), as amended, defines FFO as net income (computed in accordance with GAAP), excluding gains (or losses) from sales of property and real estate related impairment charges, plus real estate depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures.

Management uses FFO as a key performance indicator in evaluating the operations of the Company’s facilities. Given the nature of its business as a real estate owner and operator, the Company considers FFO a key measure of its operating performance that is not specifically defined by accounting principles generally accepted in the United States. The Company believes that FFO is useful to management and investors as a starting point in measuring its operational performance because it excludes various items included in net income that do not relate to or are not indicative of its operating performance such as gains (or losses) from sales of property, gains on remeasurement of investment in real estate ventures, impairments of depreciable assets, and depreciation, which can make periodic and peer analyses of operating performance more difficult. FFO should not be considered as an alternative to net income (determined in accordance with GAAP) as an indicator of the Company’s financial performance, is not an alternative to cash flow from operating activities (determined in accordance with GAAP) as a measure of the Company’s liquidity, and is not indicative of funds available to fund the Company’s cash needs, including its ability to make distributions.

First Quarter 2013	Page 4

FFO, as adjusted represents FFO as defined above, excluding the effects of acquisition related costs, gains or losses from early extinguishment of debt, and other one-time items, which we believe are not indicative of the Company’s operating results.

We define net operating income, which we refer to as “NOI,” as total continuing revenues less continuing property operating expenses. NOI also can be calculated by adding back to net income (loss): interest expense on loans, loan procurement amortization expense, loan procurement amortization expense — early repayment of debt, acquisition related costs, equity in losses of real estate entities, amounts attributable to noncontrolling interests, other expense, depreciation and amortization expense, general and administrative expense, and deducting from net income: income from discontinued operations, gains on disposition of discontinued operations, other income, gain on remeasurement of investment in real estate ventures, and interest income. NOI is not a measure of performance calculated in accordance with GAAP.

Management uses NOI as a measure of operating performance at each of our facilities, and for all of our facilities in the aggregate. NOI should not be considered as a substitute for operating income, net income, cash flows provided by operating, investing and financing activities, or other income statement or cash flow statement data prepared in accordance with GAAP.

Forward-Looking Statements

This presentation, together with other statements and information publicly disseminated by CubeSmart (“we,” “us,” “our” or the “Company”), contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Such statements are based on assumptions and expectations that may not be realized and are inherently subject to risks, uncertainties and other factors, many of which cannot be predicted with accuracy and some of which might not even be anticipated. Although we believe the expectations reflected in these forward-looking statements are based on reasonable assumptions, future events and actual results, performance, transactions or achievements, financial and otherwise, may differ materially from the results, performance, transactions or achievements expressed or implied by the forward-looking statements. Risks, uncertainties and other factors that might cause such differences, some of which could be material, include, but are not limited to:

•         national and local economic, business, real estate and other market conditions;

•         the competitive environment in which we operate, including our ability to raise rental rates;

•         the execution of our business plan;

•         the availability of external sources of capital;

•         financing risks, including the risk of over-leverage and the corresponding risk of default on our mortgage and other debt and potential inability to refinance existing indebtedness;

•         increases in interest rates and operating costs;

•         counterparty non-performance related to the use of derivative financial instruments;

First Quarter 2013	Page 5

•         our ability to maintain our status as a real estate investment trust (“REIT”) for federal income tax purposes;

•         acquisition and development risks;

•         increases in taxes, fees, and assessments from state and local jurisdictions;

•         risks of investing through joint ventures;

•         changes in real estate and zoning laws or regulations;

•         risks related to natural disasters;

•         potential environmental and other liabilities;

•         other factors affecting the real estate industry generally or the self-storage industry in particular; and

•         other risks identified in Item 1A of our Annual Report on Form 10-K and, from time to time, in other reports we file with the Securities and Exchange Commission (the “SEC”) or in other documents that we publicly disseminate.

Given these uncertainties, we caution readers not to place undue reliance on forward-looking statements.  We undertake no obligation to publicly update or revise these forward-looking statements, whether as a result of new information, future events or otherwise except as may be required in securities laws.

Contact:

CubeSmart

Daniel Ruble

Investor Relations

(610) 293-5700

First Quarter 2013	Page 6

CUBESMART AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(in thousands, except share data)

	March 31,	December 31,
	2013	2012

ASSETS
Storage facilities	$2,436,455	$2,443,022
Less: Accumulated depreciation	(367,336)	(353,315)
Storage facilities, net	2,069,119	2,089,707
Cash and cash equivalents	2,625	4,495
Restricted cash	5,484	6,070
Loan procurement costs, net of amortization	7,777	8,253
Other assets, net	27,928	41,794
Total assets	$2,112,933	$2,150,319

LIABILITIES AND EQUITY

Unsecured senior notes	$250,000	$250,000
Revolving credit facility	30,000	45,000
Unsecured term loans	500,000	500,000
Mortgage loans and notes payable	226,460	228,759
Accounts payable, accrued expenses and other liabilities	52,405	60,708
Distributions payable	16,455	16,419
Deferred revenue	11,866	11,090
Security deposits	437	444
Total liabilities	1,087,623	1,112,420

Noncontrolling interests in the Operating Partnership	36,036	47,990

Commitments and contingencies

Equity
7.75% Series A Preferred shares $.01 par value, 3,220,000 shares authorized, 3,100,000 shares issued and outstanding at March 31, 2013 and December 31, 2012	31	31
Common shares $.01 par value, 200,000,000 shares authorized, 133,207,939 and 131,794,547 shares issued and outstanding at March 31, 2013 and December 31, 2012, respectively	1,332	1,318
Additional paid in capital	1,436,378	1,418,463
Accumulated other comprehensive loss	(18,839)	(19,796)
Accumulated deficit	(429,736)	(410,225)
Total CubeSmart shareholders’ equity	989,166	989,791
Noncontrolling interest in subsidiaries	108	118
Total equity	989,274	989,909
Total liabilities and equity	$2,112,933	$2,150,319

First Quarter 2013	Page 7

CUBESMART AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except share data)

	Three Months Ended March 31,
	2013	2012

REVENUES
Rental income	$69,618	$57,317
Other property related income	7,694	5,775
Property management fee income	1,145	1,020
Total revenues	78,457	64,112
OPERATING EXPENSES
Property operating expenses	30,821	25,943
Depreciation and amortization	29,832	25,083
General and administrative	7,613	6,444
Total operating expenses	68,266	57,470
OPERATING INCOME	10,191	6,642
OTHER (EXPENSE) INCOME
Interest:
Interest expense on loans	(10,367)	(9,321)
Loan procurement amortization expense	(476)	(771)
Acquisition related costs	(115)	(551)
Equity in losses of real estate ventures	—	(251)
Other	(73)	(71)
Total other expense	(11,031)	(10,965)

LOSS FROM CONTINUING OPERATIONS	(840)	(4,323)

DISCONTINUED OPERATIONS
Income from discontinued operations	184	1,065
Gain on disposition of discontinued operations	228	—
Total discontinued operations	412	1,065
NET LOSS	(428)	(3,258)
NET LOSS (INCOME) ATTRIBUTABLE TO NONCONTROLLING INTERESTS
Noncontrolling interests in the Operating Partnership	35	149
Noncontrolling interest in subsidiaries	1	(734)
NET LOSS ATTRIBUTABLE TO THE COMPANY	(392)	(3,843)
Distribution to Preferred Shareholders	(1,502)	(1,502)
NET LOSS ATTRIBUTABLE TO THE COMPANY’S COMMON SHAREHOLDERS	$(1,894)	$(5,345)

Basic and diluted loss per share from continuing operations attributable to common shareholders	$(0.02)	$(0.05)
Basic and diluted earnings per share from discontinued operations attributable to common shareholders	0.01	0.01
Basic and diluted loss per share attributable to common shareholders	$(0.01)	$(0.04)

Weighted-average basic and diluted shares outstanding	132,951	122,266

AMOUNTS ATTRIBUTABLE TO THE COMPANY’S COMMON SHAREHOLDERS:
Loss from continuing operations	$(2,299)	$(6,384)
Total discontinued operations	405	1,039
Net loss	$(1,894)	$(5,345)

First Quarter 2013	Page 8

Same-store facility results (328 facilities)

(in thousands, except percentage and per square foot data)

	Three months ended March 31,		Percent
	2013	2012	Change

REVENUES
Net rental income	$56,654	$53,764	5.4%
Other property related income	5,908	4,819	22.6%
Total revenues	62,562	58,583	6.8%

OPERATING EXPENSES
Property taxes	7,041	6,703	5.0%
Personnel expense	6,624	6,409	3.4%
Advertising	1,364	1,385	-1.5%
Repair and maintenance	764	711	7.5%
Utilities	2,301	2,184	5.4%
Property insurance	719	696	3.3%
Other expenses	3,343	2,926	14.3%

Total operating expenses	22,156	21,014	5.4%

Net operating income (1)	$40,406	$37,569	7.6%

Gross margin	64.6%	64.1%

Period end occupancy (2)	85.7%	79.3%

Period average occupancy (3)	85.2%	79.0%

Total rentable square feet	21,791	21,791

Realized annual rent per occupied square foot (4)	$12.20	$12.49	-2.3%

Scheduled annual rent per square foot (5)	$13.05	$13.39	-2.5%

Reconciliation of Same-Store Net Operating Income to Operating Income

Same-store net operating income (1)	$40,406	$37,569
Non same-store net operating income (1)	9,276	2,306
Indirect property overhead (6)	(2,046)	(1,706)
Depreciation and amortization	(29,832)	(25,083)
General and administrative expense	(7,613)	(6,444)

Operating Income	$10,191	$6,642

(1)                                 Net operating income (NOI) is a non-GAAP (generally accepted accounting principles) financial measure that excludes from operating income the impact of depreciation and general & administrative expense.

(2)                                 Represents occupancy at March 31 of the respective year.

(3)                                 Represents the weighted average occupancy for the period.

(4)                                 Realized annual rent per occupied square foot is computed by dividing rental income by the weighted average occupied square feet for the period.

(5)                                 Scheduled annual rent per square foot represents annualized asking rents per available square foot for the period.

(6)                                 Includes property management fee income earned in conjunction with managed properties.

First Quarter 2013	Page 9

Non-GAAP Measure — Computation of Funds From Operations

(in thousands, except per share data)

	Three months ended
	March 31,
	2013	2012

Net loss attributable to common shareholders	$(1,894)	$(5,345)

Add (deduct):
Real estate depreciation and amortization:
Real property - continuing operations	29,462	24,733
Real property - discontinued operations	57	670
Company’s share of unconsolidated real estate ventures	—	514
Noncontrolling interest’s share of consolidated real estate ventures	—	(434)
Gains on sale of real estate	(228)	—
Noncontrolling interests in the Operating Partnership	(35)	(149)

FFO	$27,362	$19,989

Add (deduct):
Acquisition related costs	115	551

FFO, as adjusted	$27,477	$20,540

Earnings (loss) per share attributable to common shareholders - basic and diluted	$(0.01)	$(0.04)
FFO per share and unit - fully diluted	$0.20	$0.16
FFO, as adjusted per share and unit - fully diluted	$0.20	$0.16

Weighted-average basic and diluted shares outstanding	132,951	122,266
Weighted-average diluted shares and units outstanding	137,738	128,470

Dividend per common share and unit	$0.11	$0.08
Payout ratio of FFO, as adjusted	55%	50%

First Quarter 2013	Page 10